SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                  FORM 8-K/A-1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 2, 2000



                              CLEARWORKS.NET, INC.
       -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                000-26547               76-0576542
----------------------------   ----------------       -------------------
(State or other jurisdiction   (Commission File         (IRS Employer
      of incorporation)             Number)           Identification No.)



                  2450 FONDREN, SUITE 200, HOUSTON, TEXAS 77063
                 ----------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (713) 334-2595

Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

KPMG LLP was previously the principal accountants for ClearWorks.net, Inc. (the "Registrant"). On November 2, 2000, KPMG LLP's appointment as principal accountants was terminated and McManus & Co., P.C. was engaged as principal accountants. The decision to change accountants was approved by the audit committee.

During the Registrant's most recent fiscal year ended December 31, 1999, and the subsequent interim period through November 2, 2000, there were no disagreements between the Registrant and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

None of the "reportable events" described under Item 304 (a) (1) (v) of Regulation S-K occurred within the Registrant's most recent fiscal year and the subsequent interim period through November 2, 2000, except as follows. KPMG was precluded from conducting a review of the Registrant's consolidated financial information filed on Form 10-QSB for the quarter ended March 31, 2000, prior to the Registrant filing such Form 10-Q on May 22, 2000. KPMG subsequently completed their review of the restated consolidated financial information of the Registrant for the quarter ended March 31, 2000, which was filed by the Registrant on Form 10-QSB/A on July 3, 2000.

The audit report of KPMG LLP on the consolidated financial statements of ClearWorks.net, Inc. and subsidiaries as of and for the fiscal year ended December 31, 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. However, the audit report on the consolidated financial statements for the year ended December 31, 1999 contained a separate paragraph stating that such consolidated financial statements had been restated.

During the Registrant's most recent fiscal year ended December 31, 1999, and the subsequent interim period through November 3, 2000, the Registrant did not consult with McManus & Co., P.C. regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

c)    The letter from KPMG LLP.


                                    SIGNATURE



Date:  November 30, 2000                CLEARWORKS.NET, INC.



                                    By:  /S/ MICHAEL T. MCCLERE
                                             Michael T. McClere, Chief Executive
                                             Officer